Exhibit 107

Calculation of Filing Fee Table

Form F-3
(Form Type)

Fusion Fuel Green PLC
(Exact Name of Registrant as Specified in its Charter)

 Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(1)(2)		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A ordinary shares with a nominal value of $0.0001 each	Rule 457(o)
Fees to be Paid	Equity	Preferred shares with a nominal value of $0.0001 each	Rule 457(o)
Fees to be Paid	Other	Debt Securities	Rule 457(o)
Fees to be Paid	Other	Warrants	Rule 457(o)
Fees to be Paid	Other	Units	Rule 457(o)
Fees to be Paid	Other	Unallocated (Universal) Shelf	Rule 457(o)			$0		0.00015310	$0	(3)
Carry Forward Securities
Carry Forward Securities	Equity	Class A ordinary shares with a nominal value of $0.0001 each	415(a)(6)							(3)	F-3	333-264714	5/5/2022		(3)
Carry Forward Securities	Equity	Preferred shares with a nominal value of $0.0001 each	415(a)(6)							(3)	F-3	333-264714	5/5/2022		(3)
Carry Forward Securities	Other	Debt Securities	415(a)(6)							(3)	F-3	333-264714	5/5/2022		(3)
Carry Forward Securities	Other	Warrants	415(a)(6)							(3)	F-3	333-264714	5/5/2022		(3)
Carry Forward Securities	Other	Units	415(a)(6)							(3)	F-3	333-264714	5/5/2022		(3)
Carry Forward Securities	Other	Unallocated (Universal) Shelf				$35,000,000.00	(1) (3)			(3)	F-3	333-264714	5/5/2022	$5,358.50	(3)
	Total Offering Amounts					$35,000,000.00			$5,358.50
	Total Fees Previously Paid								$5,358.50
	Total Fee Offsets								$0.00
	Net Fee Due								$0

(1)	There are being registered hereunder such indeterminate (a) number of Class A ordinary shares with a nominal value of $0.0001 each (“Class A Ordinary Shares”), (b) number of preferred shares with a nominal value of $0.0001 each (“Preferred Shares”), (c) principal amount of debt securities, (d) number of warrants to purchase Class A Ordinary Shares, Preferred Shares or debt securities; and (e) number of units. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $35,000,000.00. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of Class A Ordinary Shares, Preferred Shares, and debt securities as may be issued upon conversion, exercise or exchange of convertible, exercisable or exchangeable securities being registered hereunder or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of share splits, share dividends or similar transactions.

(2)	The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.G. of Form F-3 under the Securities Act.

(3)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered hereunder include unsold securities previously registered by the registrant pursuant to the registration statement on Form F-3, Registration No. 333-264714 (the “Prior Registration Statement”), which was declared effective on May 5, 2022, that have not yet been sold. The Prior Registration Statement registered the offer and sale of the registrant’s Class A Ordinary Shares, Preferred Shares, debt securities, warrants, and/or units having an aggregate initial offering price not to exceed $75,000,000.00, $61,468,756.98 of which securities remain unsold by the registrant as of the date of filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any unsold securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of unsold securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. The filing fee of $5,358.50 relating to the unsold securities under the Prior Registration Statement, which was paid under the Prior Registration Statement, will continue to be applied to the unsold securities registered pursuant to this registration statement. For the reasons stated above, the net registration fee paid in connection with the unsold securities is $0.